UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 18, 2010

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 15th FLOOR, SALT LAKE CITY, UTAH	84133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-524-4787

N/A
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 7.01                      Regulation FD Disclosure

As of August 17, 2010, holders of the September 15, 2015 series of Zions Bancorporation subordinated notes (CUSIP: 989701 AJ6), which is convertible into the company’s Series A or Series C preferred stock, filed notice of their election to convert $54.3 million principal amount of these notes into 2,168,760 depositary shares each representing a 1/40th interest in a share of the company’s Series C preferred stock and 1,600 depositary shares each representing a 1/40th interest in a share of the company’s Series A preferred stock.  As a result of the elected conversions, Zions expects an additional 54,219 of Series C and 40 shares of Series A preferred stock will be issued when the conversions close on September 15, 2010, unless the elections are revoked prior to that date.

The expected discount amortization attributable to the September 2010 conversions (i.e. accelerated discount amortization) is approximately $27.5 million, which compares to the accelerated discount amortization for the May 2010 conversions of $60.5 million.

Upon the close of the conversions noticed this quarter, the cumulative amount of subordinated notes converted since the debt was modified in June of 2009 to include the conversion feature will equal $255.4 million, of which approximately $255.3 million will have been converted into the company’s depositary shares representing Series C preferred stock and $0.04 million will have been converted into depositary shares representing the company’s Series A preferred stock, equaling 10,212,640 depositary shares of Series C preferred stock and 1,600 depositary shares of Series A preferred stock.  In aggregate, 255,316 shares of Series C and 40 shares of Series A preferred stock will have been issued.  The aggregate conversions are expected to constitute approximately 21.1% of the original $1.21 billion principal amount of the convertible subordinated notes; the $1.21 billion includes the December modification of $40 million of subordinated debt, as referenced in the Form 8-K filed January 5, 2010.

The conversion dates for the convertible subordinated notes occur only on semi-annual interest payment dates. The next such dates are:

·   November 15, 2010 for convertible 5.65% notes due on May 15, 2014;

·   November 16, 2010 for convertible 5.50% notes due on November 16, 2015;

·   March 15, 2011 for convertible 6.00% notes due on September 15, 2015.

Forward-Looking Information
Statements in this current report on Form 8-K that are based on other than historical data or that express the company's expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements provide current expectations of future events or determinations.  Forward-looking statements involve uncertainties and actual results may differ from those presented in this press release.  Factors that might cause such differences include changes in the amount of subordinated debt actually converted into depositary shares.  Except as required by law, the Company specifically disclaims any obligation to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: August 18, 2010	By:	/s/ THOMAS E. LAURSEN
Name: Thomas E. Laursen
Title: Executive Vice President and General Counsel